UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2026
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RYAN SPECIALTY HOLDINGS, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40645	86-2526344
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 North Wacker Drive, Suite 4000
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 312 784-6001
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	RYAN	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, at which a quorum was present, the stockholders of the Company voted on the following proposals:
Proposal 1 - Election of Directors
The following nominees were elected to the Company’s Board to hold office for terms to expire upon the annual meeting of stockholders to be held in 2027 or until their successors are elected and qualified, or until their earlier death, resignation or removal. The votes cast at the Annual Meeting were as follows:

Nominee	For	Against	Withheld		Broker Non-Votes

David P. Bolger	1,232,310,715	2,909,359	37,088		10,447,967
Michael G. Bungert	1,233,258,456	1,966,467	32,239		10,447,967
Francesca Cornelli	1,235,108,258	116,679	32,225		10,447,967
Nicholas D. Cortezi	1,234,285,196	938,418	33,548		10,447,967
Anthony J. Kuczinski	1,227,080,598	8,144,322	32,242	0	10,447,967
Proposal 2 - Ratification of Independent Registered Public Accounting Firm
The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 has been approved. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain

1,245,571,118	106,222	27,789
Proposal 3 - Advisory Vote on Executive Compensation
The proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers has been approved. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes

1,235,002,019	202,513	52,630	10,447,967
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYAN SPECIALTY HOLDINGS, INC. (Registrant)

Date:	May 1, 2026	By:	/s/ Mark S. Katz
Mark S. Katz Executive Vice President, General Counsel and Corporate Secretary